PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
(804) 217-5897

DYNEX CAPITAL, INC. REPORTS SECOND QUARTER 2014 RESULTS
Net loss per common share of $(0.15), core net operating income per common share of $0.26 and book value per common share of $9.12
GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its second quarter results for 2014 today. GAAP net loss to common shareholders was $(8.3) million, or $(0.15) per common share, for the second quarter of 2014 versus GAAP net loss of $(3.0) million, or $(0.06) per common share, for the first quarter of 2014 and net income of $29.4 million, or $0.54 per common share, for the second quarter of 2013. Core net operating income to common shareholders (a non-GAAP financial measure which the Company presents as a result of discontinuing GAAP cash flow hedge accounting in 2013) was $14.1 million for the second quarter of 2014, or $0.26 per common share, versus $13.7 million, or $0.25 per common share, for the first quarter of 2014, and $16.4 million, or $0.30 per common share, for the second quarter of 2013. See "Use of Non-GAAP Financial Measures" for more information on this and other non-GAAP measures discussed in this release. Book value per common share at June 30, 2014 was $9.12 versus $8.87 at March 31, 2014 and $8.69 at December 31, 2013.
Quarterly Highlights

($ in thousands, except per share amounts)		2Q2014		1Q2014		2Q2013
Net interest income		$21,146		$20,007		$22,444
(Loss) gain on derivative instruments, net		$(23,074)		$(13,422)		$11,353
Net (loss) income to common shareholders		$(8,293)		$(3,028)		$29,442
Net (loss) income per common share		$(0.15)		$(0.06)		$0.54
Core net operating income to common shareholders (1)		$14,106		$13,746		$16,385
Core net operating income per common share (1)		$0.26		$0.25		$0.30
Return on average common equity (annualized)		(6.7)%		(2.5)%		21.0%
Adjusted return on average common equity (annualized) (1)		11.3%		11.3%		11.7%
Dividends per common share		$0.25		$0.25		$0.29
Book value per common share, end of period		$9.12		$8.87		$8.94
Average interest earning assets		$3,944,154		$4,002,555		$4,565,733
Average interest bearing liabilities		$3,466,651		$3,509,889		$4,068,830
Weighted average effective yield (2)		2.79%		2.74%		2.86%
Annualized cost of funds		0.75%		0.87%		1.11%
Net interest spread		2.04%		1.87%		1.75%
Adjusted net interest spread (1)		1.92%		1.88%		1.72%
Portfolio CPR (3)		11.1%		10.3%		21.0%
Debt to shareholders' equity ratio, end of period	5.7	x	5.9	x	6.8	x

(1)
Core net operating income to common shareholders (including on a per share basis), adjusted return on average common equity, and adjusted net interest spread are non-GAAP financial measures. Reconciliations of these non-GAAP financial measures are provided as a supplement to this release.

(2)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost.

(3)	Portfolio CPR consists of constant prepayment rates on investments excluding CMBS IO.

Management Remarks
Mr. Byron Boston, CEO, commented, "We had another solid quarter. Book value per common share increased by $0.25, or 2.8%, to $9.12, reflecting the continued strong bid for MBS. Our leverage declined to 5.7 times shareholders' equity in part reflecting the increase in asset values and in part reflecting the net decline in our borrowings. Core earnings per share of $0.26 was positively impacted by an increase in our adjusted net interest spread of 0.04% to 1.92%, as we benefited from a continued shift in the investment mix to CMBS assets and lower borrowing costs. Our duration exposure is unchanged from the first quarter, and we feel comfortable with our risk posture in this complex investment environment."
Book Value Per Common Share
Book value per common share was $9.12 at June 30, 2014, an increase of $0.25 per common share from March 31, 2014. This increase was primarily driven by increases in fair values of the Company's investments, which resulted principally from market spread tightening. The following table reconciles the changes in the Company's book value per common share from March 31, 2014 to June 30, 2014:

	Book Value ($ in thousands)	Book Value Per Common Share
Shareholders' equity at March 31, 2014	$599,015	$8.87
GAAP net loss to common shareholders:
Core net operating income	14,106	0.26
Amortization of de-designated cash flow hedges	(1,608)	(0.03)
Change in fair value of derivative instruments, net	(20,402)	(0.37)
Loss on sale of investments, net	(477)	(0.01)
Fair value adjustments, net	88	—
Other comprehensive income	35,199	0.64
Common dividends declared	(13,683)	(0.25)
Balance before capital transactions	612,238	9.11
Restricted stock amortization, net of capitalized issuance costs	676	0.01
Shareholders' equity at June 30, 2014	$612,914	$9.12
Investments
The following table summarizes the changes in our MBS portfolio during the second quarter of 2014:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at March 31, 2014	$2,554,872	$722,208	$682,772	$3,959,852
Purchases	53,026	24,213	77,824	155,063
Principal payments	(120,550)	(6,722)	—	(127,272)
Sales	(11,691)	(3,902)	(21,017)	(36,610)
Net amortization	(7,649)	(978)	(26,072)	(34,699)
Net unrealized gain	13,124	11,687	8,820	33,631
Balance at June 30, 2014	$2,481,132	$746,506	$722,327	$3,949,965
The following tables present certain information for the Company's MBS portfolio by category as of and for the periods indicated:

	As of June 30, 2014					2Q2014
($ in thousands)	Par Balance (Notional for CMBS IO)	Net Premium (Discount)	Amortized Cost	Fair Value	WAVG Coupon	WAVG Yield (2)
Agency MBS:
RMBS	$2,360,799	$132,342	$2,493,141	$2,467,541	3.16%	1.83%
CMBS	309,235	20,178	329,413	345,196	5.23%	3.62%
CMBS IO	9,703,887	432,588	432,588	447,500	0.88%	4.28%
Total (1)	$2,670,034	$585,108	$3,255,142	$3,260,237		2.35%

Non-Agency MBS:
RMBS	$13,482	$(6)	$13,476	$13,593	4.48%	4.48%
CMBS	391,332	(17,190)	374,142	401,308	4.96%	5.59%
CMBS IO	6,958,238	268,972	268,972	274,827	0.70%	4.06%
Total (1)	$404,814	$251,776	$656,590	$689,728		5.00%

Total MBS portfolio:	$3,074,848	$836,884	$3,911,732	$3,949,965		2.76%

(1)	Total par balances of investments exclude notional amounts of CMBS IO.

(2)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis and excludes notional amounts of CMBS IO.
The following table presents the weighted average coupon by months-to-reset ("MTR") for the ARM and hybrid ARM portion of the Company's Agency RMBS based on par value as of June 30, 2014 and December 31, 2013:

	June 30, 2014		December 31, 2013
($ in thousands)	Par Balance	WAVG Coupon	Par Balance	WAVG Coupon
0-12 MTR	$598,820	3.00%	$575,763	2.97%
13-36 MTR	241,308	4.04%	276,862	3.89%
37-60 MTR	547,846	3.27%	619,887	3.57%
61-84 MTR	145,016	3.64%	171,839	3.01%
85-120 MTR	809,978	2.88%	928,580	2.99%
	$2,342,968	3.17%	$2,572,931	3.22%

The following table presents the constant prepayment rates ("CPRs") for the Company's Agency MBS for the periods presented:

	2Q2014	1Q2014	4Q2013	3Q2013
Agency RMBS	14.1%	12.7%	14.3%	23.8%
Agency CMBS	0.0%	0.0%	0.0%	0.0%
Total weighted average (1)	12.4%	11.3%	12.8%	21.5%

(1)	CPRs for CMBS IO are not calculated and therefore are not included in the total weighted average.

Information related to the credit ratings for the Company's non-Agency MBS as of June 30, 2014 is as follows:

	Fair Value			Weighted average % of total
($ in thousands)	RMBS	CMBS	CMBS IO
AAA	$—	$9,020	$273,587	41.0%
AA	—	82,485	1,240	12.1%
A	—	259,864	—	37.7%
Below A or not rated	13,593	49,939	—	9.2%
	$13,593	$401,308	$274,827	100.0%
Investment Performance
The following table provides weighted average effective yield by type of investment, effective borrowing rate, adjusted net interest spread, and adjusted net interest income for the periods indicated:

($ in thousands)	2Q2014	1Q2014	2Q2013
Agency MBS:
Weighted average effective yield (1)	2.35%	2.32%	2.43%
Average balance	$3,290,012	$3,406,349	$3,903,717

Non-Agency MBS:
Weighted average effective yield (1)	5.00%	5.16%	5.39%
Average balance	599,740	539,936	596,506

Mortgage loans held for investment
Weighted average effective yield (1)	5.17%	5.17%	5.44%
Average balance	54,402	$56,270	$65,510

Total investments:
Weighted average effective yield (1)	2.79%	2.74%	2.86%
Weighted average effective borrowing rate (2)	(0.87)%	(0.86)%	(1.14)%
Adjusted net interest spread (2)	1.92%	1.88%	1.72%
Adjusted net interest income (2)	$20,082	$20,084	$22,170
Average interest earning assets	$3,944,154	$4,002,555	$4,565,733
Average interest bearing liabilities	$3,466,651	$3,509,889	$4,068,830

(1)	Weighted average effective yield is based on the average balance of investments which is calculated using daily amortized cost basis.

(2)
Weighted average effective borrowing rate, adjusted net interest spread and adjusted net interest income are non-GAAP measures. Reconciliations of these non-GAAP financial measures are provided as a supplement to this release.

Adjusted net interest spread and adjusted net interest income as presented above are non-GAAP measures which management consider better measures of portfolio performance because they include periodic interest costs on derivative instruments (which are included in "loss on derivative instruments, net" in the GAAP financial statements for the quarters subsequent to second quarter of 2013). Adjusted net interest spread increased 0.04% for the second quarter of 2014 compared to the first quarter of 2014 due primarily to an increase in Agency MBS yields from a higher relative balance of CMBS and CMBS IO versus hybrid ARMs. As compared to the same period in 2013, adjusted net interest spread for the second quarter of 2014 was 0.20% higher due primarily to lower financing and hedging costs. Adjusted net interest income for the second quarter of 2014 of $20.1 million was flat versus the first quarter of 2014. Our periodic interest costs on derivatives increased $0.5 million since the first quarter of 2014, but this was offset by a decrease of $0.4 million for repurchase agreement borrowing costs and an increase of $0.1 million in interest income, which resulted from a higher relative balance of higher yielding CMBS and CMBS IO investments versus Agency RMBS.
Repurchase Agreement Borrowings
The following table presents our repurchase agreements by the type of security pledged as collateral as of the periods indicated:

	June 30, 2014		December 31, 2013
($ in thousands)	Balance	Weighted Average Rate	Balance	Weighted Average Rate
Agency RMBS	$2,242,441	0.33%	$2,522,503	0.42%
Agency CMBS	262,822	0.35%	246,849	0.39%
Agency CMBS IOs	377,554	0.97%	369,948	1.16%
Non-Agency RMBS	10,279	1.65%	10,569	1.80%
Non-Agency CMBS	321,769	1.18%	303,674	1.27%
Non-Agency CMBS IO	216,644	1.10%	106,803	1.27%
Securitization financing bonds	15,576	1.50%	20,651	1.59%
Deferred costs	(35)	n/a	(243)	n/a
	$3,447,050	0.54%	$3,580,754	0.61%
The combined weighted average original term to maturity for our repurchase agreements was 70 days as of June 30, 2014 and 114 days as of December 31, 2013. The Company has been shortening its maturities in recent quarters given the ample liquidity in the repurchase agreement financing markets.
Hedging Activities
During the second quarter of 2014, the Company rebalanced its economic hedging position to reduce the amount of effective interest rate derivatives in 2015 and 2016 and to increase the amount of interest rate derivatives effective in 2018 through 2020. The following table summarizes the weighted average notional balance of our interest rate derivatives that will be effective for the periods indicated:

($ in thousands)	Interest Rate Swaps	Eurodollar Contracts	Total Weighted-Average Notional	Weighted-Average Rate (1)
Effective for remainder of 2014	$700,000	$—	$700,000	1.57%
Effective 2015	700,000	—	700,000	1.57%
Effective 2016	700,000	372,746	1,072,746	1.87%
Effective 2017	588,178	1,113,767	1,701,945	2.54%
Effective 2018	515,000	681,027	1,196,027	2.91%
Effective 2019	307,041	487,055	794,096	3.25%
Effective 2020	266,216	194,604	460,820	3.16%
Effective 2021	191,164	—	191,164	2.13%
Effective 2022	180,000	—	180,000	2.13%
Effective 2023	159,370	—	159,370	2.15%
Effective 2024	38,661	—	38,661	2.18%

(1)	Weighted average rate is based on the weighted average notional outstanding.
The following table details the components of our loss on derivative instruments, net recognized in our consolidated statement of comprehensive income for the second quarter of 2014:

($ in thousands)	Change in Fair Value of Derivative Instruments, Net	Periodic Interest Costs (1)	Total
Interest rate swaps	$(9,022)	$(2,672)	$(11,694)
Eurodollar contracts	(11,380)	—	(11,380)
Loss on derivative instruments, net	$(20,402)	$(2,672)	$(23,074)

(1)	Periodic interest costs represents net interest payments (including accrued amounts) related to interest rate derivatives during the quarter.
Other Income and Expense Items
Loss on sale of investments for the second quarter of 2014 was $0.5 million from the sale of $36.6 million in MBS as a result of portfolio repositioning. General and administrative expenses were $3.8 million in the second quarter of 2014 versus $4.1 million in the first quarter of 2014 and $3.8 million in the second quarter of 2013. The majority of this decrease in the second quarter of 2014 versus the first quarter was due to a decrease in benefits expense and lower professional fees.
Stock Activity
During the second quarter of 2014, the Company issued 2,605 shares of common stock through its dividend reinvestment plan and 29,175 shares of restricted stock to its Board of Directors. No shares of common stock were repurchased during the quarter.
Capital Allocation

The following table summarizes the allocation of the Company's shareholders' equity capital as of June 30, 2014:

($ in thousands)	Asset Carrying Basis	Associated Financing(1)/ Liability Carrying Basis	Allocated Shareholders' Equity	% of Shareholders' Equity
Agency MBS	$3,260,237	$2,882,817	$377,420	61.6%
Non-Agency MBS	689,728	548,657	141,071	23.0%
Mortgage loans held for investment, net	52,564	27,649	24,915	4.1%
Derivative assets (liabilities)	5,237	23,974	(18,737)	(3.1)%
Cash and cash equivalents	36,837	—	36,837	6.0%
Restricted cash	30,747	—	30,747	5.0%
Other assets/other liabilities	40,568	19,907	20,661	3.4%
	$4,115,918	$3,503,004	$612,914	100.0%

(1)
Associated financing for investments includes repurchase agreements, payable for unsettled MBS, and securitization financing issued to third parties (which is presented on the Company's balance sheet as “non-recourse collateralized financing”). Associated financing for derivative instruments represents the fair value of the interest rate swap agreements in a liability position.

Conference Call
As previously announced, the Company's quarterly conference call to discuss the second quarter results is today at 11:00 a.m Eastern Time. Interested investors may access the call by dialing 1-888-339-0823 or by accessing the live webcast, the link for which is provided under “Investor Relations/IR Highlights” on our website (www.dynexcapital.com). A slide presentation will accompany the webcast and will also be available at least one hour prior to the call at the same location on our website.
Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS and CMBS.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies including the use of specific financing and hedging instruments and the future impacts of these strategies, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed with and furnished to the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes the following non-GAAP financial measures: core net operating income to common shareholders (including per common share), adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread. Management uses these non-GAAP financial measures in its internal analysis of results and operating performance as a result of its discontinuance of GAAP hedge accounting in 2013 and believes these measures may be important to investors and present useful information about the Company's performance.
Core net operating income to common shareholders equals GAAP net income to common shareholders adjusted for amortization of accumulated other comprehensive loss on de-designated cash flow hedges included in GAAP interest expense, net change in fair value of derivative instruments which includes gains and losses on terminated derivative instruments (if applicable), gains and losses on sales of investments, and fair value adjustments on investments not classified as available for sale. Adjusted return on average common equity equals core net operating income to common shareholders divided by average common equity for the respective period. Effective borrowing costs equals GAAP interest expense excluding the amortization of accumulated other comprehensive loss on interest rate swaps de-designated as cash flow hedges on June 30, 2013 plus net periodic interest costs on derivative instruments (including accrued amounts) which are not already included in GAAP interest expense. Effective borrowing rate equals annualized cost of funds calculated on a GAAP basis, less the effect of amortization of de-designated cash flow hedges and plus the effect of net periodic interest costs of derivative instruments. Adjusted net interest spread equals average annualized yields on investments less effective borrowing rates. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release.
The Company believes these non-GAAP financial measures are useful because they provide investors greater transparency to the information used by management in its financial and operational decision-making processes. The Company also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, particularly those competitors that continue to use hedge accounting in reporting their financial results, as well as to the Company's performance in periods prior to discontinuing hedge accounting. However, because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of core net operating income, adjusted return on average common equity, effective borrowing costs and rates, adjusted net interest income, and adjusted net interest spread may not be comparable to other similarly-titled measures of other companies.

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DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	June 30, 2014	December 31, 2013
ASSETS	(unaudited)
Mortgage-backed securities	$3,949,965	$4,018,161
Mortgage loans held for investment, net	52,564	55,423
	4,002,529	4,073,584
Cash and cash equivalents	36,837	69,330
Restricted cash	30,747	13,385
Derivative assets	5,237	18,488
Principal receivable on investments	10,769	12,999
Accrued interest receivable	22,477	21,703
Other assets, net	7,322	7,648
Total assets	$4,115,918	$4,217,137

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,447,050	$3,580,754
Payable for unsettled mortgage-backed securities	—	10,358
Non-recourse collateralized financing	12,073	12,914
Derivative liabilities	23,974	6,681
Accrued interest payable	1,770	2,548
Accrued dividends payable	15,620	16,601
Other liabilities	2,517	1,405
Total liabilities	3,503,004	3,631,261

Shareholders’ equity:
Preferred stock, par value $.01 per share, 8.5% Series A Cumulative Redeemable; 8,000,000 shares authorized; 2,300,000 shares issued and outstanding ($57,500 aggregate liquidation preference)	$55,407	$55,407
Preferred stock, par value $.01 per share, 7.625% Series B Cumulative Redeemable; 7,000,000 shares authorized; 2,250,000 shares issued and outstanding($56,250 aggregate liquidation preference)	54,251	54,251
Common stock, par value $.01 per share, 200,000,000 shares authorized; 54,729,087 and 54,310,484 shares issued and outstanding, respectively	547	543
Additional paid-in capital	762,502	761,550
Accumulated other comprehensive income (loss)	30,944	(33,816)
Accumulated deficit	(290,737)	(252,059)
Total shareholders' equity	612,914	585,876
Total liabilities and shareholders’ equity	$4,115,918	$4,217,137

Book value per common share	$9.12	$8.69

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest income:
Mortgage-backed securities	$26,995	$32,968	$53,897	$65,007
Mortgage loans held for investment	723	922	1,462	1,865
	27,718	33,890	55,359	66,872
Interest expense:
Repurchase agreements	6,548	11,165	14,159	21,383
Non-recourse collateralized financing	24	281	46	519
	6,572	11,446	14,205	21,902

Net interest income	21,146	22,444	41,154	44,970
Provision for loan losses	—	—	—	(261)
(Loss) gain on derivative instruments, net	(23,074)	11,353	(36,496)	11,336
(Loss) gain on sale of investments, net	(477)	2,031	(3,784)	3,422
Fair value adjustments, net	88	(600)	119	(740)
Other income, net	137	101	212	13
General and administrative expenses:
Compensation and benefits	(2,329)	(2,308)	(4,881)	(4,666)
Other general and administrative	(1,490)	(1,487)	(3,057)	(2,938)
Net (loss) income	(5,999)	31,534	(6,733)	51,136
Preferred stock dividends	(2,294)	(2,092)	(4,588)	(3,313)
Net (loss) income to common shareholders	$(8,293)	$29,442	$(11,321)	$47,823

Other comprehensive income:
Change in fair value of available-for-sale investments	33,114	(115,263)	57,080	(109,366)
Reclassification adjustment for loss (gain) on sale of investments, net	477	(2,031)	3,784	(3,422)
Change in fair value of cash flow hedges	—	15,944	—	16,381
Reclassification adjustment for cash flow hedges (including de-designated hedges)	1,608	4,693	3,896	8,796
Total other comprehensive income (loss)	35,199	(96,657)	64,760	(87,611)
Comprehensive income (loss) to common shareholders	$26,906	$(67,215)	$53,439	$(39,788)

Weighted average common shares: basic and diluted	54,711	54,974	54,669	54,639
Net (loss) income per common share: basic and diluted	$(0.15)	$0.54	$(0.21)	$0.88

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
GAAP net (loss) income to common shareholders	$(8,293)	$(3,028)	$29,442
Amortization of de-designated cash flow hedges (1)	1,608	2,288	—
Change in fair value on derivative instruments, net	20,402	11,211	(11,626)
Loss (gain) on sale of investments, net	477	3,307	(2,031)
Fair value adjustments, net	(88)	(32)	600
Core net operating income to common shareholders	$14,106	$13,746	$16,385

Core net operating income per common share	$0.26	$0.25	$0.30
Average common equity during the period	$497,864	$485,044	$560,449
ROAE, calculated using annualized GAAP net (loss) income	(6.7)%	(2.5)%	21.0%
Adjusted ROAE, calculated using annualized core net operating income	11.3%	11.3%	11.7%

	Three Months Ended
	June 30, 2014		March 31, 2014		June 30, 2013
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$27,718	2.79%	$27,640	2.74%	$33,890	2.86%
GAAP interest expense/annualized cost of funds (2)	6,572	0.75%	7,633	0.87%	11,446	1.11%
Net interest income/spread	$21,146	2.04%	$20,007	1.87%	$22,444	1.75%

GAAP interest expense/annualized cost of funds (2)	$6,572	0.75%	$7,633	0.87%	$11,446	1.11%
Amortization of de-designated cash flow hedges (1)	(1,608)	(0.18)%	(2,288)	(0.26)%	—	—%
Net periodic interest costs of derivative instruments (3)	2,672	0.30%	2,211	0.25%	273	0.03%
Effective borrowing costs	$7,636	0.87%	$7,556	0.86%	$11,719	1.14%

Adjusted net interest income/spread	$20,082	1.92%	$20,084	1.88%	$22,171	1.72%

(1)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

(2)
Rates shown are based on annualized interest expense amounts divided by average interest bearing liabilities. Recalculation of annualized cost of funds using total interest expense shown in the table may not be possible because certain expense items use a 360-day year for the calculation while others use actual number of days in the year.

(3)	Amount equals the net interest payments (including accrued amounts) related to interest rate derivatives during the period which are not already included in "interest expense" in accordance with GAAP.